EXHIBIT 99.1





FOR IMMEDIATE RELEASE                    Contact:
---------------------
Wednesday, May 4, 2005                   Salvatore J. Guccione
                                         Senior Vice President and Chief
                                           Financial Officer
                                         International Specialty Products Inc.
                                         (973) 872-4200


                  INTERNATIONAL SPECIALTY HOLDINGS ANNOUNCES
                  ------------------------------------------
             RECORD FIRST QUARTER 2005 SALES AND OPERATING INCOME
             ----------------------------------------------------

         Wayne, NJ -- International Specialty Holdings Inc. (the "Company"), a wholly-owned subsidiary of International Specialty Products Inc. ("ISP"), reported today first quarter 2005 net income of $24.1 million, after a non-cash, pre-tax charge of $10.5 million (see below), compared with net income of $29.9 million in the first quarter of 2004.

         Results for the first quarter of 2005 set Company records for quarterly net sales and operating income. Record net sales for the first quarter of 2005 were $338.8 million compared with $300.4 million in the same period last year. The 13% increase in sales resulted primarily from higher unit volumes and favorable pricing in the Synthetic Elastomers and Mineral Products segments, as well as favorable pricing in Industrial Chemicals. The favorable impact of the weaker U.S. dollar, primarily in Europe, also benefited sales.

         Operating income for the first quarter of 2005 was $53.3 million, after a non-cash charge of $10.5 million, compared with $50.4 million in the first quarter of 2004. The non-cash charge was for the impairment of assets at one of the Company's domestic manufacturing facilities related to a program for the restructuring and consolidation of production capacity in the Specialty Chemicals segment. Excluding such charge, operating income increased by 27% to $63.8 million from $50.4 million in the first quarter of 2004 (see attached reconciliation of non-GAAP financial measures).

         The Specialty Chemicals segment recorded operating income of $45.4 million, excluding the aforementioned impairment charge in this year's first quarter, compared with last year's record first quarter of $46.2 million. Favorable performance in the personal care product line was offset by lower results in the performance chemicals and fine chemicals product lines.

         The Industrial Chemicals segment recorded operating income of $7.8 million in the first quarter of 2005 compared with operating income of $0.3 million in last year's first quarter. The improved results were attributable to favorable pricing, partially offset by higher material costs.

         The Synthetic Elastomers segment recorded operating income of $5.9 million in the first quarter of 2005 compared with operating income of $1.4 million in the first quarter of 2004. The improved results were attributable to favorable pricing and the impact of higher unit volumes, partially offset by higher material and manufacturing costs.

         Operating income for the Mineral Products business segment was $4.6 million in the first quarter of 2005 compared with $2.4 million in last year's first quarter. The higher operating income was attributable to favorable pricing and to the favorable impact of higher unit volumes, partially offset by increased material and manufacturing costs.

         Interest expense for the first quarter of 2005 was $19.5 million compared with $21.5 million in the first quarter of 2004. Investment and interest income in the first quarter of 2005 was $7.9 million compared with $18.3 million in the same period last year. Other expense, net, for the quarter was $5.1 million compared with $1.9 million in the first quarter of 2004, with the higher expense due primarily to unfavorable foreign exchange.

                                  -continued-

         In March 2005, ISP Chemco Inc. acquired a 1,4 butanediol (BDO) production facility, and related working capital, located in Lima, Ohio. BDO is a key building block for many of the core Specialty Chemicals products that the Company markets for pharmaceutical, personal care, food, beverage, coatings, oil field and other market applications. This acquisition will play a pivotal role in ensuring the Company a high quality domestic supply of a key raw material used in the production of Specialty Chemicals products, as well as expand sales of BDO in global merchant markets.

                                  * * * * * *

         International Specialty Holdings Inc. is a leading multinational manufacturer of specialty chemicals, industrial chemicals, synthetic elastomers and mineral products.


         This press release contains "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's filings with the U.S. Securities and Exchange Commission and are incorporated herein by reference.


                                  -continued-

                     INTERNATIONAL SPECIALTY HOLDINGS INC.
                      SALES AND EARNINGS DATA (UNAUDITED)
                                  (MILLIONS)



                                                     First Quarter Ended
                                                    -------------------------
                                                      April 3,      April 4,
                                                        2005         2004 (A)
                                                    ---------      ----------
Net sales.........................................  $   338.8      $  300.4
Cost of products sold.............................     (220.4)       (199.5)
Selling, general and administrative...............      (54.3)        (50.4)
Other operating charges (B).......................      (10.5)            -
Amortization of intangible assets.................       (0.3)         (0.1)
                                                    ---------      --------
Operating income..................................       53.3          50.4

Interest expense..................................      (19.5)        (21.5)
Investment and interest income....................        7.9          18.3
Other expense, net................................       (5.1)         (1.9)
                                                    ---------      --------
Income before income taxes........................       36.6          45.3
Income taxes......................................      (12.5)        (15.4)
                                                    ---------      --------
Net income........................................  $    24.1      $   29.9
                                                    =========      ========




    (A) Effective July 28, 2003, the Company's parent company, ISP, acquired certain assets of the synthetic elastomers business of Ameripol Synpol Corporation. Effective August 30, 2004, ISP contributed the synthetic elastomers business to the capital of the Company. Accordingly, the Company's results of operations include the results of the synthetic elastomers business from the date of its acquisition by ISP. The first quarter of 2004 has been restated to include the results of operations of the synthetic elastomers business, including sales of $33.5 million and net income of $1.1 million.

    (B) Other operating charges for the first quarter of 2005 represent a $10.5 million non-cash charge for the impairment of fixed assets at one of the Company's domestic manufacturing facilities related to a program for the restructuring and consolidation of production capacity in the Specialty Chemicals segment.


                                  -continued-

                     INTERNATIONAL SPECIALTY HOLDINGS INC.
               SALES AND EARNINGS DATA (UNAUDITED) - (CONTINUED)
                                  (MILLIONS)



                                                          First Quarter Ended
                                                        -----------------------
                                                          April 3,     April 4,
                                                            2005       2004 (A)
                                                        ----------    ---------
Supplemental Business Segment Information:

Net sales:
     Specialty Chemicals..............................  $   186.4     $  186.2
     Industrial Chemicals.............................       58.7         48.7
     Synthetic Elastomers.............................       54.1         33.5
     Mineral Products.................................       39.6         32.0
                                                        ---------     --------
Net sales.............................................  $   338.8     $  300.4
                                                        =========     ========
Operating income:
     Specialty Chemicals (B)..........................  $    34.9     $   46.2
     Industrial Chemicals.............................        7.8          0.3
     Synthetic Elastomers.............................        5.9          1.4
     Mineral Products.................................        4.6          2.4
                                                        ---------     --------
     Total segment operating income...................       53.2         50.3
     Unallocated corporate office.....................        0.1          0.1
                                                        ---------     --------
Operating income......................................  $    53.3     $   50.4
                                                        =========     ========

Depreciation and amortization of intangible assets....  $    17.4     $   16.4
Capital expenditures and acquisitions.................  $    74.8     $   42.8




(A) See Note A on the first page of Sales and Earnings Data.

(B) Operating income for the Specialty Chemicals segment for the first quarter of 2005 includes a $10.5 million non-cash charge for the impairment of fixed assets. See Note B on the first page of Sales and Earnings Data.



                                  -continued-

                     INTERNATIONAL SPECIALTY HOLDINGS INC.
               SALES AND EARNINGS DATA (UNAUDITED) - (CONTINUED)
                                  (MILLIONS)


                                                          First Quarter Ended
                                                          --------------------
                                                           April 3,   April 4,
                                                             2005     2004 (A)
                                                          --------    --------
Reconciliation of non-GAAP financial measures (B):

Operating income per GAAP...............................  $   53.3    $   50.4
Non-GAAP adjustments:
     Add: Other operating charges(C)....................      10.5           -
                                                          --------    --------
Operating income, as adjusted...........................  $   63.8    $   50.4
                                                          ========    ========


Supplemental Business Segment Information:
Operating income:
     Operating Income per GAAP-Specialty Chemicals......  $   34.9    $   46.2
     Non-GAAP adjustments (C)...........................      10.5           -
                                                          --------    --------
     Operating Income-Specialty Chemicals as adjusted...  $   45.4    $   46.2
                                                          ========    ========

     Operating Income per GAAP-Industrial Chemicals.....  $    7.8    $    0.3
     Non-GAAP adjustments...............................         -           -
                                                          --------    --------
     Operating Income-Industrial Chemicals as adjusted..  $    7.8    $    0.3
                                                          ========    ========

     Operating Income per GAAP-Synthetic Elastomers.....  $    5.9    $    1.4
     Non-GAAP adjustments...............................         -           -
                                                          --------    --------
     Operating Income-Synthetic Elastomers as adjusted..  $    5.9    $    1.4
                                                          ========    ========

     Operating Income per GAAP-Mineral Products.........  $    4.6    $    2.4
     Non-GAAP adjustments...............................         -           -
                                                          --------    --------
     Operating Income-Mineral Products as adjusted......  $    4.6    $    2.4
                                                          ========    ========

     Total segment operating income as adjusted.........  $   63.7    $   50.3
     Unallocated corporate office per GAAP..............       0.1         0.1
                                                          --------    --------
     Operating income, as adjusted......................  $   63.8    $   50.4
                                                          ========    ========


 (A) See Note A on the first page of Sales and Earnings Data.

 (B) As used herein, "GAAP" refers to U.S. generally accepted accounting principles. We use non-GAAP financial measures to eliminate the effect of certain other operating gains and charges on reported operating income. Management believes that these financial measures are useful to bondholders and financial institutions because such measures exclude transactions that are unusual due to their nature or infrequency and therefore allow bondholders and financial institutions to more readily compare the Company's performance from period to period. Management uses this information in monitoring and evaluating the Company's performance and the performance of individual business segments.

 (C) Non-GAAP adjustments for the first quarter of 2005 represent a $10.5 million non-cash other operating charge for the impairment of fixed assets at one of the Company's domestic manufacturing facilities related to a program for the restructuring and consolidation of production capacity in the Specialty Chemicals segment.